UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 18, 2008
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 15, 2008, Lehman Brothers Holdings Inc. filed for protection under Chapter 11 of the Federal Bankruptcy Code in the United States Bankruptcy Court, Southern District of New York.  Certain subsidiaries of Nicor Inc. (“Nicor”) have transactions with Lehman Brothers Holdings Inc. and certain subsidiaries of Lehman Brothers Holdings Inc. (together with Lehman Brothers Holdings Inc. individually and collectively referred to as “Lehman”).  The Lehman bankruptcy is not expected to have a material adverse effect on Nicor.  If Nicor’s indebtedness remains unpaid or it is unable to net certain transactions its subsidiaries have entered into with Lehman, Nicor believes its total exposure is approximately $2.6 million, pre-tax (of which only $0.4 million is with Lehman entities in bankruptcy).  Netting of certain transactions would reduce this number.

Lehman is not a participant in Nicor’s current credit facilities of $1.2 billion (which includes its subsidiaries’ credit facilities).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nicor Inc.

Date	September 18, 2008	/s/ KAREN K. PEPPING
Karen K. Pepping
Vice President and Controller
(Principal Accounting Officer and Duly Authorized Officer)